Exhibit 4.1

FORM OF SENIOR SECURED NOTE

THIS SENIOR SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS SECURITY, ACKNOWLEDGES THAT THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER AGREES FOR THE BENEFIT OF THE COMPANY, ANY DISTRIBUTORS OR DEALERS AND ANY SUCH PERSONS' AFFILIATES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND ONLY (1) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER ACKNOWLEDGES THAT THE PURPOSE OF THE FOREGOING LIMITATION IS, IN PART, TO ENSURE THAT THE ISSUER IS NOT REQUIRED TO REGISTER UNDER THE SECURITIES ACT.

SENIOR SECURED NOTE

$____________ *	____________, 201__

FOR VALUE RECEIVED, the undersigned corporation, CATASYS, INC., a Delaware corporation (“Company”), hereby promises to pay __________ (the “Holder”) the principal amount of $_____________ or so much of such principal amount as may be outstanding hereunder.

This Senior Secured Note (this “Note”) is the one of the Notes referred to in the Note Purchase Agreement, dated as of September 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Company, certain Subsidiaries of Company party thereto from time to time, as Guarantors, the Purchasers (including Holder) party thereto from time to time and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as collateral agent for the Purchasers (in such capacity, “Collateral Agent”). Capitalized terms used in this Note are defined in the Note Purchase Agreement, and section references are to sections of the Note Purchase Agreement unless otherwise expressly stated herein. This Note is entitled to the benefits of the Note Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This Note may be prepaid, in whole or in part, in accordance with the terms and conditions set forth in the Note Purchase Agreement.

The outstanding principal balance of this Note is due and payable as provided in Section 2.11. All payments by Company of principal, interest, fees and other Obligations shall be made by wire transfer not later than 12:00 p.m. (New York, New York time) on the date specified for payment under the Note Purchase Agreement to the account designated by the Holder in writing (as may be updated by the Holder from time to time) in immediately available funds. Any payment received after 12:00 p.m. (New York, New York time) shall be deemed received on the next Business Day.

This Note shall bear interest on the unpaid principal amount hereof from the date issued through repayment (whether by acceleration or otherwise) at the applicable rates set forth in Section 2.7(a), in each case computed on the basis of the actual number of days elapsed over a 360-day year. Any PIK Interest shall be added to the outstanding principal of this Note and be deemed to be a part of the principal amount of this Note as set forth in Section 2.7(e). In addition, upon the occurrence and during the continuance of an Event of Default this Note shall bear default interest pursuant to the terms of Section 2.9. In no event, however, will interest exceed the Highest Lawful Rate.

As provided in Section 8.1, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default and upon notice to Company by Requisite Purchasers, (a) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Note Party: (I) the unpaid principal amount of and accrued interest and premium (including the Yield Maintenance Premium) on the Notes and (II) all other Obligations; and (B) Requisite Purchasers may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

*PRINCIPAL AMOUNT IS SUBJECT TO CHANGE IN ACCORDANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Note Purchase Agreement.

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IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

CATASYS, INC. By: ___________________________ Name:_________________________ Title:__________________________

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